EXHIBIT 10.29

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”), is entered into effective as of July 1, 2020 (the “Effective Date”), by and between T-Mobile US, Inc. (the “Company”) and J. Braxton Carter (“Consultant”).

WHEREAS, the Company wishes to secure the services of Consultant as a consultant of the Company upon the terms and subject to the conditions set forth herein, and Consultant wishes to render such services to the Company upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Term. Unless this Agreement and the consulting relationship established hereby are earlier terminated as provided for herein, the term of this Agreement shall commence on the Effective Date and end on September 30, 2020 (the “Initial Consulting Period”); provided, however, that the Company shall have the right (but not the obligation) to extend the term of this Agreement by an additional three (3) months through December 31, 2020 (the “Additional Consulting Period”) by providing Consultant with written notice of such extension no later than September 1, 2020. The Initial Consulting Period and the Additional Consulting Period (if any) are collectively referred to herein as the “Consulting Period.”

2. Services. During the Consulting Period, Consultant shall provide such consulting services as may be reasonably requested by the Company (the “Services”). Consultant acknowledges and agrees that the Services shall be performed with the degree of skill, care and diligence expected of a professional experienced in providing the same or similar services, personally and using his reasonable best efforts at all times to promote the business and interests of the Company. Consultant shall provide the Services to the Company at times and locations mutually agreed to by Consultant and the Company (up to a maximum of ten (10) days per month; it being understood that any partial day of work shall count as a full day for purposes of the foregoing maximum). Consultant shall comply with all applicable policies and procedures of the Company (including, without limitation, any technology use, confidentiality, background check and work authorization policies and procedures).

3. Compensation.

a. Fees. During the Consulting Period, as full and complete payment for Consultant’s provision of the Services, (i) the Company shall pay Consultant a consulting fee (the “Consulting Fee”) equal to $210,000 per month (pro-rated for any partial month of service), and (ii) Consultant shall continue to remain eligible for the Company’s mobile service discount program as in effect from time to time. The Consulting Fee shall be paid monthly in arrears, no later than the fifteenth (15th) day of the calendar month following the month in which such Consulting Fee was earned.

b. Invoices. Consultant shall submit invoices and/or reports of Consultant’s progress on assigned duties and projects to the Company as and when requested by the Company, which invoices shall describe in detail the Services provided and the time expended by Consultant on such Services each month.

4. Termination. This Agreement and the consulting relationship established hereby shall terminate automatically upon the expiration of the Consulting Period. This Agreement and the consulting relationship established hereby may be terminated by the Company with or without Cause at any time and by Consultant for any reason or no reason, provided that Consultant must provide at least thirty (30) days’ prior written notice to the Company prior to any such termination for convenience. For purposes of this Agreement, “Cause” means the occurrence any one or more of the following: (i) Consultant’s gross neglect or willful material breach of Consultant’s Services hereunder, (ii) a final judicial adjudication that Consultant is guilty of any felony (other than a law, rule or regulation relating to a traffic violation or other similar offense that has no material adverse effect on the Company or any of its affiliates), (iii) Consultant’s breach of the Confidentiality Agreement or the Covenants (each as defined below), (iv) fraudulent conduct as determined by a court of competent jurisdiction in the course of Consultant’s Services hereunder or (v) the material breach by Consultant of any other obligation to the Company which continues uncured for a period of thirty (30) days after notice thereof by the Company and which is demonstrably injurious to the Company or affiliate thereof.

5. No Payments Upon Termination. Upon the termination of this Agreement and the consulting relationship established hereby for any reason, all compensation payable to Consultant under this Agreement (including payments of the Consulting Fee) shall cease as of the applicable date of such termination, and (a) the Company shall pay to Consultant, following such termination, a lump sum equal to any Consulting Fee earned or accrued and unpaid through the date of termination and (b) Consultant shall continue to remain eligible for the Company’s mobile service discount program as in effect from time to time. In addition, in the event of the termination of the consulting relationship established hereby by the Company without Cause, the Company shall pay to Consultant the aggregate amount of the Consulting Fee that would have been payable over the remainder of the Initial Consulting Period (or, if the date of termination occurs during the Additional Consulting Period, over the remainder of the Additional Consulting Period) had the consulting relationship not terminated, payable in a single lump sum as soon as administratively practicable following the date of termination. Except as expressly provided in this Section 5, Consultant shall not be entitled to any further payments in connection with or following the termination of this Agreement and the consulting relationship established hereby.

6. Acknowledgement. Consultant acknowledges and agrees that he is subject to and bound by certain restrictive covenants set forth in the Restrictive Covenant Agreement (as defined in that certain Amended and Restated Employment Agreement between the Company and Consultant, dated December 20, 2017) and that certain Letter Regarding Severance Benefits between the Company and Consultant, dated April 28, 2018 (collectively, the “Covenants”) and that the Covenants shall remain in full force and effect in accordance with their respective terms. Consultant further acknowledges and agrees that the entrance into this Agreement by the Company and the payment to Consultant of the Consulting Fee is subject to and conditioned upon Consultant’s continued compliance with the Covenants.

7. Confidentiality Agreement. Consultant acknowledges and agrees that, concurrently with the execution of this Agreement, Consultant is entering into an agreement with the Company containing certain confidential information and invention assignment provisions (the “Confidentiality Agreement”), and that Consultant shall comply with Consultant’s obligations thereunder.

8. Independent Contractor. The Company and Consultant expressly agree that Consultant is solely an independent contractor and neither Consultant nor any principal, employee or contractor of Consultant shall be construed to be an employee of the Company in any matter under any circumstances or for any purposes whatsoever. Nothing in this Agreement shall establish an agency, partnership, joint venture or employee relationship between the Company and Consultant, and Consultant shall not represent himself as an employee or officer of the Company. The Company and Consultant agree and acknowledge that neither party hereto renders legal, tax or accounting advice to the other party. Without limiting the generality of the foregoing, (i) the Company shall not pay, on the account of Consultant or any principal, employee or contractor of Consultant, any unemployment tax or other taxes required under the law to be paid with respect to employees and shall not withhold any monies from the fees payable pursuant to this Agreement for income or employment tax purposes, and (ii) the Company shall not provide Consultant or any principal, employee or contractor of Consultant with, and no such individual shall be eligible to receive from the Company under any Company plan, any benefits, including without limitation, any pension, health, welfare, retirement, workers’ compensation or other insurance benefits. Consultant shall be solely responsible for all taxes arising in connection with any fees or other compensation paid to Consultant under this Agreement, including without limitation any and all federal, state, local and foreign income and employment taxes.

9. Representations.

a. No Violation of Other Agreements. Consultant hereby represents and warrants to the Company that (i) Consultant is entering into this Agreement voluntarily and that the entrance into this Agreement and performance of Consultant’s obligations hereunder will not violate or conflict with the terms of any agreement between Consultant and any other person, firm, organization or other entity person (including, without limitation, any non-competition or non-solicitation restriction in any such agreement), and (ii) Consultant is not under any contractual or other restriction or obligation that is inconsistent with the execution of this Agreement, the performance of the Services hereunder, or the other rights of the Company hereunder.

b. Proprietary Information. Consultant hereby represents that (i) Consultant’s performance of Consultant’s duties under this Agreement will not require Consultant to, and Consultant shall not, rely on in the performance of the Services or disclose to the Company or any other person or entity or induce the Company in any way to use or rely on any trade secret or other confidential or proprietary information or material belonging to any other party; (ii) neither the services that Consultant provides nor the information or materials that Consultant develops for or discloses to the Company, shall be based in any way upon confidential and/or proprietary information derived from any source other than the Company; and (iii) Consultant will not disclose to the Company, or induce the Company to use or disclose, any confidential and/or proprietary information or material belonging to others.

c. Compliance with Laws. Consultant hereby represents that Consultant has complied with all federal, state and local laws regarding business permits, licenses and similar authorizations that may be required to carry out the Services to be performed under this Agreement.

10. Indemnification. If the Company or its officers, directors, employees or agents incur any liability or expense as a result of any claim that any of the above representations and warranties are not true or have been breached or that arise from Consultant’s performance of the Services, Consultant shall indemnify the Company, its officers, directors, employees and agents and hold each of them harmless against all such liability or expense, including reasonable attorney’s fees.

11. Limitation of Liability. To the maximum extent permitted by applicable law, in no event shall the Company be liable to Consultant for any lost profits, lost business or consequential, incidental, special or indirect damages of any kind, whether arising in contract, tort or otherwise, and regardless of whether the Company has been notified of the possibility of such damages. To the maximum extent permitted by law, the Company’s maximum aggregate liability for any damages claim relating to this Agreement shall not exceed the amounts paid under this Agreement by the Company to Consultant preceding such claim. Each party hereto acknowledges that the foregoing limitations of liability are an essential term of this Agreement between the parties and that in their absence the economic terms of this Agreement would be substantially different.

12. Dispute Resolution. Except for any claims arising out of, or relating to, the Covenants, any controversy, claim or dispute arising out of or relating to this Agreement or Consultant’s consulting relationship with the Company or termination thereof, either during the Consulting Period or afterward, shall be resolved exclusively by arbitration in King County, Washington, conducted in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association (the “AAA”), with one arbitrator designated in accordance with those rules. The parties agree to abide by all decisions and awards rendered in such proceedings. Such decisions and awards rendered by the arbitrator shall be final and conclusive and may be entered in any court having jurisdiction thereof as a basis of judgment and of the issuance of execution for its collection. All such controversies, claims or disputes shall be settled in this manner in lieu of any action at law or equity; provided, however, that nothing in this paragraph shall be construed as precluding either party from bringing an action for injunctive relief or other equitable relief. In any such dispute, the prevailing party shall be entitled to its or his attorneys’ fees and costs, in addition to any other relief that may be awarded.

13. Notices. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered either personally, by reputable overnight courier or by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the addresses set forth on the signature page hereto or to such other address as any party may have furnished to the other in writing in accordance with this Agreement.

14. Miscellaneous.

a. No Assignment. This Agreement and the rights and duties hereunder are personal and may not be assigned, delegated, transferred or pledged by either party without the other party’s prior written consent. Consultant acknowledges and agrees that the Services hereunder shall be performed solely by Consultant, and that Consultant may not assign, transfer, delegate or sub-contract their duties hereunder to any other person without the prior written consent of the Company.

b. Binding Effect; No Authority to Bind the Company. This Agreement shall inure to the benefit of and be binding upon the parties hereto and each of their respective successors and assigns. Consultant shall not have the authority to, and Consultant shall not (i) enter into any contract or agreement on behalf of the Company or otherwise bind or commit the Company or (ii) incur any expense or liability on behalf of the Company.

c. Applicable Law. This Agreement and any dispute arising under or relating to any provision of this Agreement shall be governed by, and construed in accordance with and subject to, the laws of the State of Washington without giving effect to any conflict of laws principles.

d. Amendment; Waiver. This Agreement may be amended, and the terms and conditions hereof may be waived, only in a writing signed by the parties hereto. No failure to exercise or delay in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof or preclude any other or further exercise of any other right, remedy power or privilege hereunder or by law.

e. Construction; Counterparts. This Agreement shall be deemed drafted equally by all parties and its terms shall be construed fairly as to the parties hereto and not in favor or against either party. The headings in this Agreement are for convenience of reference only and shall not in any way affect the meaning or interpretation of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

f. Entire Agreement. This Agreement, together with the Covenants and the Confidentiality Agreement, constitutes the entire understanding among the parties hereto concerning the subject matter hereof and supersedes any prior understandings and agreements, whether written or oral, with respect thereto. All previous and contemporaneous discussions, promises, representations and understandings between Consultant and the Company related to the terms and conditions of this Agreement, if any, have been merged into this document.

15. Acknowledgement. Consultant hereby acknowledges (i) that Consultant has consulted with or has had the opportunity to consult with independent counsel of Consultant’s own choice concerning this Agreement, and has been advised to do so by the Company, and (ii) that Consultant has read and understands this Agreement, is fully aware of its legal effect, and has entered into it freely based on Consultant’s own judgment.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement effective as of the date first written above.

T-MOBILE US, INC.

/s/ Derek Potter
By:	Derek Potter
Its:	SVP, Total Rewards & Employee Operations

Address:	12920 SE 38th Street
Bellevue, WA 98006-1350

CONSULTANT

_/s/ J. Braxton Carter

By:	J. Braxton Carter

Address:

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